BROOKFIELD INVESTMENT FUNDS
Proxy Results (Unaudited)
JUNE 30, 2014
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The shareholders of the Brookfield Investment Funds voted on the following proposals at a shareholder meeting on August 27, 2014. The description of the proposal and number of shares voted are as follows:

                               Shares Voted     Shares Voted    Shares Voted
                                    For            Against         Abstain
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1 To elect to the Funds'
    Board of Trustees
    Heather S. Goldman           26,425,717        366,076            -
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2 To elect to the Funds'
    Board of Trustees
    Edward A. Kuczmarski         26,632,724        159,069            -
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3 To elect to the Funds'
    Board of Trustees
    Stuart A. McFarland           26,633,363        158,430            -
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4 To elect to the Funds'
    Board of Trustees
    Louis P. Salvatore           26,633,363        158,430            -
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5 To elect to the Funds'
    Board of Trustees
    Jonathan C. Tyras            26,633,363        158,430            -
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